Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2004 relating to the financial statements and financial statement schedule, which appears in the Kana Software, Inc. ‘s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California March 24, 2004